POWER OF ATTORNEY

     The undersigned directors of Borg-Warner Automotive, Inc. (the "Corporation"), hereby appoint John F. Fiedler and Laurene
H. Horiszny as their true and lawful attorneys-in-fact, with full power for and on their names and capacities as directors of the Corporation, and to file with the Securities and Exchange Commission on behalf of the Corporation under the Securities Act of 1933, as amended (the "Securities Act"), and and all Registration Statements (including any and all amendments or post-effective amendments thereto) relating to the registration of shares under the Securities Act for the Corporation's dividend reinvestment and stock purchase plan.

     This Power of Attorney automatically ends upon the termination of Mr. Fiedler's and Ms. Horiszny's service with the Corporation.

     In witness whereof, the undersigned have executed this Power of Attorney on this 10th day of April, 1997.

/s/  JOHN F. FIEDLER               /s/  ANDREW F. BRIMMER
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John F. Fiedler                    Andrew F. Brimmer

/s/ ALEXIS P. MICHAS               /s/ALBERT J. FITZGIBBONS, III
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Alexis P. Michas                   Albert J. Fitzgibbons, III

/s/ JERE A. DRUMMOND               /s/  JAMES J. KERLEY
----------------------------       ------------------------------
Jere A. Drummond                   James J. Kerley

/s/ IVAN W. GORR                   /s/ PAUL E. GLASKE
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Ivan W. Gorr                       Paul E. Glaske